Exhibit 3.49
PRIVATE NOTARY OFFICE
OF THE
MADEIRA [Portugal] FREE TRADE ZONE
Praça de Cristovão Colombo,
Rua da Alfândega, 78
9000 FUNCHAL
Tel.: 291232562           Fax 291232575
     I, the Undersigned,
CERTIFY
     That this photocopy is in conformity with the original and was extracted from the instrument recorded on pages FORTY-NINE to FIFTY-ONE of the ledger for sundry instruments, [No.] THREE HUNDRED TWENTY-FIVE — A, of this Notary Office.
     It consists of FIVE pages, duly numbered and initialed by me, who affixed the seal of this Notary Office.
     This certification is exempt from fees pursuant to Article 8 of Decree-Law 234/88 of July 5.
     PRIVATE NOTARY OFFICE OF THE MADEIRA FREE TRADE ZONE, August twenty-sixth, two thousand four.
First Assistant
/s/ Ivone Marta Gomes Andrade
(Ivone Marta Gomes Andrade)
     Reg. under No. 1028 [initials]

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Ledger       Page
CORPORATE CHARTER
     On the twenty-fifth day of August of the year two thousand four, at the Private Notary Office of the Madeira Free Trade Zone, the grantor, whom I know, appeared before me, Licentiate Ana Maria Moreira Vela Nóbrega Araújo, Notary:
     ROSA MARIA DE CANHA ORNELAS FRASÃO AFONSO, single, of legal age, a resident of the Parish of Santo António, Council of Funchal, with professional domicile at Avenida do Infante, No. 50, Funchal, who grants in representation, in her capacity as substitute legal representative, of:
     “MERRYDOWN LIMITED,” NIPC [Corporate Taxpayer No.] 980 031 060, a corporation with headquarters in Zetlands, Nevis, registered with the Nevis Trade Registry under number twenty thousand, one hundred ninety-three; and
     “MEADOWSIDE MANAGEMENT LIMITED,” NIPC 980 114 144, a corporation with headquarters in Zetlands, Nevis, registered with the Nevis Trade Registry under number twenty-thousand, one hundred ninety-four, in accordance with the certified photocopies of two powers of attorney archived in this Notary Office, under numbers 96 and 80 on pages 425 and 292, two packets of documents corresponding to ledgers numbered 258-A and 260-A, respectively, and substitution archived under number 59 on page 253 of the packet of documents corresponding to the ledger numbered 272-A of this Notary Office.
     And said:
     That through this instrument, the companies she represents hereby enter into an agreement for a Portuguese commercial joint-stock corporation [sociedade comercial por quotas], to operate solely within the institutional environment of the Madeira Free Trade Zone, which shall be valid pursuant to the terms contained in the following clauses:

3
ONE
     The company adopts the name “BELLONA — TRADING INTERNACIONAL LDA,” and maintains its headquarters at Avenida do Infante, number fifty, Parish of Sé, Council of Funchal.
     PARAGRAPH ONE — The company’s lifetime shall be indeterminate and it shall commence its activities on this day.
     PARAGRAPH TWO — Management may change its corporate headquarters within the same council or to a neighboring council.
     PARAGRAPH THREE — The company may create branches, agencies, delegations or other local forms of representation on national or foreign territory.
TWO
     The company’s purpose is the following: Import and export trade; Provision of economic consulting services; information technology, in the creation and development of international companies; marketing, advertising; purchase of properties for resale; management of its own securities portfolio; acquisition, disposal and temporary or permanent operation, for any purpose, of intellectual or industrial property rights, including technical assistance services; commissions and consignments.
THREE
     The company may also subscribe, acquire, dispose of and encumber interests in other companies, even when regulated by special laws, even if the purpose of those companies has no direct or indirect relationship with its own.

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FOUR
     The share capital, completely paid-up in cash, is FIVE THOUSAND EUROS and corresponds to a total of two equal shares with par values of two thousand, five hundred euros, belonging to each of the shareholders, “Merrydown Limited” and “Meadowside Management Limited.”
FIVE
     By resolution of the General Shareholders’ Meeting, the company is authorized to request additional payments up to a maximum equivalent to one thousand times the share capital.
SIX
     The splitting and assignment of shares is free, even to outside parties.
SEVEN
     Advances on earnings may be made to the shareholders during any fiscal year, pursuant to the Commercial Corporations Code.
EIGHT
     The company’s management and representation shall fall to the managers, whether shareholders or not, who were appointed as such at the General Shareholders’ Meeting.
     PARAGRAPH ONE — The signature of one manager is sufficient to bind the company.
     PARAGRAPH TWO — Management may dispose of and encumber real assets and dispose of, encumber and lease any establishments.
     PARAGRAPH THREE — Managers may, without shareholder consent, exercise, on their own account or that of another party, any activity, regardless of whether it is in competition with that of the company.
     PARAGRAPH FOUR — The following managers are hereby appointed: Rosa Maria de Canha Ornelas Frazão Afonso, single, of legal age, and Roberto Luiz

Homem, divorced, both with professional domicile at Avenida do Infante, No. 50, Funchal, who shall receive no compensation for performing their respective duties.
NINE
     General Shareholders’ Meetings shall be called by means of a registered letter, issued a minimum of fifteen days in advance.
TEN
     Shareholders may be represented at General Shareholders’ Meetings by any persons freely chosen by them.
TEMPORARY CLAUSE
     ONE — The company is authorized to immediately commence its business and hereby assumes all rights and obligations deriving from legal business entered into in its name by management, prior to the final recording of the respective corporate agreement, pursuant to Article 19 and other applicable provisions of the Commercial Corporations Code.
     TWO — Any of the managers named above is hereby authorized to undertake the raising of share capital, deposited at “BANIF — Banco Internacional do Funchal,” Foreign Financial Branch, even prior to the final recording of the corporate charter, in order to be able to then commence corporate activities.
     Archive:
     Certification issued by the Regional Secretariat of Planning and Finance, verifying that the company is authorized to exercise its activity in the Madeira Free Trade Zone, by order of the Regional Secretariat of Planning and Finance dated December 6, 2000 and pursuant to the order of the

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Regional Secretariat of Planning and Finance of December 14, 2000, received at these offices on May 28, 2004, archived under No. 54, Page 211, in the packet of documents corresponding to ledger 315-A of this Notary Office.
     I was shown: Certificate of admissibility of signature used, issued by the National Registry of Legal Entities on August 9, 2004;
     Provisional Legal Entity Identification Card No. P511 167 679 with the mention of (Madeira Free Trade Zone); and
     Document attesting to the deposit of the capital stock, issued by “BANIF — Banco Internacional do Funchal,” Foreign Financial Branch, August 24 of this year.
     I advised the grantor as to the necessity of filing the registration of this record within three months of this date, with the corresponding Registry.
     I explained the content of this instrument, having been dispensed of its reading by the grantor.
     Notary
     Exempt from fees: Art. 8, Decree-Law 234/88 of 5/07
     Exempt from seal: Art. 33, No. 11 E.B.F.
     Statistics: Series: JA File No. 000762       Annotation No. 02
     Registered under No. 937

Public Ministry Services
District of Funchal
APOSTILLE
(Hague Convention of October 5, 1961)
1.	Country: PORTUGAL

2.	This public instrument

3.	Was signed by IVONE MARTA GOMES ANDRADE

4.	Acting in the capacity of FIRST ASSISTANT
And bearing the seal or stamp of
PRIVATE NOTARY OFFICE OF THE MADEIRA FREE TRADE ZONE
Acknowledged
5.	At Funchal on 9/1/04

6.	By the Assistant Attorney General [Procurador Geral Adjunto] of the Republic

7.	Under No. 4638

8.	Seal/stamp
9. Signature
/s/ João Maria Marques de Freitas
(JOÃO MARIA MARQUES DE FREITAS)

FREE TRADE ZONE OF MADEIRA
Funchal, 08/07/24
No. 07
UPDATED CORPORATE CHARTER
ONE
The company adopts the name “NOVELIS MADEIRA, UNIPESSOAL, LDA,” and maintains its headquarters at Avenida do Infante, Number fifty, Parish of Sé, Council of Funchal.
PARAGRAPH ONE — The company’s lifetime shall be indeterminate and it shall commence its activities on this day.
PARAGRAPH TWO — Management may change its corporate headquarters within the same council or to a neighboring council.
PARAGRAPH THREE — The company may create branches, agencies, delegations or other local forms of representation on national or foreign territory.
TWO
The company’s purpose is the following: Import and export and engaging in any other domestic or international trade activities; Provision of economic consulting services; information technology, in the creation and development of international companies; marketing, advertising; purchase of properties for resale; management of its own securities portfolio; acquisition, disposal and temporary or permanent operation, for any purpose, of intellectual or industrial property rights, including technical assistance services; commissions and consignments.
THREE
The company may also subscribe, acquire, dispose of and encumber interests in other companies, even when regulated by special laws, even if the purpose of those companies has no direct or indirect relationship with its own.
[initials]

FOUR
The share capital, completely paid-up in cash, is FIVE THOUSAND EUROS and corresponds to a single share of equal par value, belonging to the shareholder “NOVELIS INC.”
FIVE
By resolution of the General Shareholders’ Meeting, the company is authorized to request additional payments up to a maximum equivalent to one thousand times the share capital.
SIX
The splitting and assignment of shares is free, even to outside parties.
SEVEN
Advances on earnings may be made to the shareholders during any fiscal year, pursuant to the Commercial Corporations Code.
EIGHT
The company’s management and representation shall fall to the managers, whether shareholders or not, who were appointed as such at the General Shareholders’ Meeting.
PARAGRAPH ONE — There are two groups of Managers: Group A and Group B, both with an unlimited number of Managers.
PARAGRAPH TWO — The Company may be bound by means of the single signature of one Manager from Group A or of one Manager from Group A together with one Manager from Group B.
PARAGRAPH THREE — Managers may, without shareholder consent, exercise, on their own account or that of another party, any activity, regardless of whether or not it is in competition with that of the company.

PARAGRAPH FOUR — By management resolution, real assets may be disposed of and encumbered, and any establishments disposed of, encumbered and leased.
PARAGRAPH FIVE — The following managers are hereby appointed from Group A: Mr. Alexandre Moreira Martins de Almeida, with professional domicile at Av. das Nações Unidas, 12.551 — 15th floor, CEP 04578-000, São Paulo, Brazil; Mr. Nicholas Gerard William Madden, with professional domicile at 3399 Peachtree Road NE, suite 1500, Atlanta, Georgia 30326, United States of America; Mr. James Douglas Gunningham, with professional domicile at Castle Works, Rogerstone, Newport, Gwent NP10 9YD, United Kingdom; and Mr. Andreas Glapka, with domicile at Baumgartenstrasse 12, 8118 Pfaffhausen, Switzerland; and from Group B: Mrs. Rosa Maria de Canha Ornelas Frazão Afonso, and Mr. Roberto Luiz Homem, both with professional domicile at Avenida do Infante, No. 50, Funchal, who shall receive no compensation for performing their respective duties.
NINE
General Shareholders’ Meetings shall be called by means of a registered letter, issued a minimum of fifteen days in advance.
TEN
Shareholders may be represented at General Shareholders’ Meetings by any persons freely chosen by them.
ELEVEN
The fiscal year shall begin on April first of each calendar year, and end on March thirty-first of each year.

Elisa Pontes Scozzai
Attorney
Funchal, July 24, 2008